THE COMMONWEALTH OF MASSACHUSETTS
SECRETARY OF THE COMMONWEALTH
STATE HOUSE, BOSTON, MASSACHUSETTS  02133
WILLIAM FRANCIS GALVIN
       SECRETARY OF THE
       COMMONWEALTH
  June 16, 1995
TO WHOM IT MAY CONCERN:
 I hereby certify that according to the records of this office
NATIONAL FINANCIAL SERVICES CORPORATION
is a domestic corporation organized on JUNE 3, 1981, under the General Laws of the Commonwealth of Massachusetts.
 I further certify that there are no proceedings presently pending under the Massachusetts General Laws Chapter 156B section 101 for said corporations dissolutions; that articles of dissolution have not been filed by said corporation; that, the corporation has filed all annual reports, and paid all fees with respect to such reports, and so far as appears of record said corporation has legal existence and is no good standing with this office.
In testimony of which,
I have hereunto affixed the
Great Seal of the Commonwealth
on the date first above written.
Secretary of the Commonwealth
 *This is not a tax clearance.  Certificates certifying that all taxes due and payable by the corporation have been paid or provided for are issued by the Department of Revenue.
THE COMMONWEALTH OF MASSACHUSETTS
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, SECRETARY
ONE ASHBURTON PLACE, BOSTON, MA  02108
FEDERAL IDENTIFICATION
NO.  4-2732935
ARTICLES OF AMENDMENT
General Laws, Chapter 156B, Section 72
 This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General
Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.
We, Frank J. Somma Executive Vice President, and
 Arthur S. Loring Clerk
NATIONAL FINANCIAL SERVICES CORPORATION
(Name of Corporation)
located at 161 Devonshire Street, Boston, MA  02109
do hereby certify that a following amendment to the articles of organization of the corporation was duly adopted by unanimous written consent on September 29, 1983, by vote of
 100  shares of  Common Stock  out of  100  shares outstanding
          (Class of Stock)
   shares of     out of    shares outstanding, and
          (Class of Stock)
   shares of     out of    shares outstanding,
          (Class of Stock)
CROSS OUT       being at least a majority of each class outstanding and
INAPPLICABLE    entitled to vote thereon:1  [two thirds of each class
CLAUSE          outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.]2

VOTED: That Article 5. be amended in its entirety as set forth below:
 That Paragraphs 5.1 through 5.14 be deleted and Paragraphs 5.15 and 5.16 be substituted as Paragraphs 5.1 and 5.2.
Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.
1 For amendments adopted pursuant to Chapter 156B, Section 70
2 For amendments adopted pursuant to Chapter 156B, Section 71










































 The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
IN WITNESS WHEREOF OF UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this Sixth day of September, in the year 1983.
           Executive Vice President
             Clerk
BY-LAWS
of

NATIONAL FINANCIAL SERVICES CORPORATION

ARTICLE I
Articles of Organization
 The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the Corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization; and the Articles of Organization, as from time to time amended, are hereby made a part of these By-Laws. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended.
ARTICLE II
Annual Meeting of Stockholders
 The annual meeting of stockholders shall be held on the third Wednesday in April in each year at such hour as may be fixed by vote of the Board of Directors or, if the Board shall not fix such hour, as may be determined by the President and set forth in the notice thereof, unless that day be a legal holiday at the site of the meeting, in which case the meeting shall be held at the same hour on the next succeeding business day at the site of the meeting. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization and by these By-Laws, may be specified by the President, or by a vote of a majority of the Directors then in office, or by one or more stockholders who are entitled to vote and who hold in the aggregate at least ten percent (10%) of the capital stock entitled to vote at the meeting.
 If such annual meeting is omitted on the day herein provided therefor, a special meeting of stockholders may be held in place thereof and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and, in such case, all references in these By-Laws, except in this Article II and in Article IV, to the annual meeting of stockholders shall be deemed to refer to such special meeting. Any such special meeting shall be called, and the purposes thereof shall be specified in the notice thereof, as provided in Article III.
ARTICLE III
Special Meetings of Stockholders
 A special meeting of stockholders may be called at any time by the President or by a majority of the Directors then in office. A special meeting of stockholders shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold in the aggregate at least ten percent (10%) of the capital stock entitled to vote at the meeting. Such call shall state the time, place and purpose of the meeting.
ARTICLE IV
Place of Stockholders' Meetings
 The annual meeting of stockholders and any special meeting of stockholders, by whomever called, shall be held at the principal office of the Corporation in Massachusetts, or at such other place in Massachusetts or within the continental limits of the United States of America as may be determined by the Board of Directors (or, in the event such meeting shall have been called upon the application of stockholders, by such stockholders) and stated in the notice thereof. Any adjourned session of any annual or special meeting of stockholders shall be held within the continental limits of the United States at such place as is designated in the vote of adjournment.
ARTICLE V
Notice of Stockholders' Meetings
 A written notice of each annual or special meeting of stockholders, stating the place, date and hour thereof, and the purpose or purposes for which the meeting is to be held, shall be given at least seven (7) days before the meeting to each stockholder entitled to vote thereat, and to each stockholder who, under the Articles of Organization or these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence, or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears in the records of the Corporation. Such notice shall be given by the Clerk, by any other officer, or by a person designated either by the Clerk or by the person or persons calling the meeting, or by the Board of Directors. No notice of the time, place or purposes of any annual or special meeting of stockholders shall be required to be given to a stockholder if a written waiver of such notice is executed before or after the meeting by such stockholder, or by his attorney thereunto authorized, and filed with the records of the meeting.
ARTICLE VI
Quorum of Stockholders
 At any meeting of stockholders, a quorum for the election of any Director or officer, or for the consideration of any question, shall consist of a majority in interest of all stock issued, outstanding and entitled to vote at such election, or upon such question, respectively; except that if two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote; and except in any case where a larger quorum is required by law, by the Articles of Organization or by these By-Laws. Stock owned by the Corporation, if any, shall not be deemed outstanding for this purpose. In any case, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.
 When a quorum is present at any meeting, a plurality of the votes properly cast for any office shall elect to such office, except where a larger vote is required by law, by the Articles of Organization or by these By-Laws, and a majority of the votes properly cast upon any other question (or if two or more classes of stock are entitled to vote as separate classes upon such question, then, in the case of each such class, a majority of the vote of such class properly cast upon the question), except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws, shall decide the matter.
ARTICLE VII
Proxies and Voting
 Except as may be provided in the Articles of Organization, with respect to two or more classes or series of stock, stockholders entitled to vote shall have one vote for each share of stock entitled to vote owned by them and a proportionate vote for each factional share. No ballot shall be required for such election unless requested by a stockholder present or represent at the meeting and entitled to vote in the election. The Corporation shall not, directly or indirectly, vote upon any share of its own stock.
 Stockholders entitled to vote may vote either in person or by proxy in writing dated not more than six (6) months before the meeting named therein, which proxies shall be filed with the Clerk of the meeting, or any adjournment thereof, before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment of such meeting.
 Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing or writings filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.
 The Chairman of the Board, if there be one, or in his absence the President, or in the absence of both the Chairman and the President a vice-president, shall call meetings of the stockholders to order and shall act as chairman thereof. The Clerk of the Corporation, if present, shall record the proceedings of all meetings of stockholders and, in his absence, the presiding officer may appoint a clerk pro tempore of the meeting.
ARTICLE VIII
Board of Directors
 The Board of Directors shall consist of not fewer than three, nor more than nine, Directors. Directors shall be elected annually (by ballot if so requested by any stockholder entitled to vote) at the annual meeting of stockholders by such stockholders as have the right to vote at such election. The number of Directors for each corporate year shall initially be fixed by vote at the meeting at which they are elected, and if not so fixed shall be the number of Directors immediately prior to such meeting.
 Any such action which may by law, the Articles of Organization or these By-Laws be taken by a majority of the Board of Directors then in office may be taken by the sole Director when and if the Corporation has only one Director.
 At any time during any year the number of the Board of Directors may be increased by vote of a majority of the Directors then in office. At any time during any year, the whole number of Directors may be increased or reduced by the stockholders at a meeting called for the purpose and, in the case of a reduction, the particular directorships which shall terminate shall be determined by the stockholders, in each case by vote of a majority of the stock outstanding and entitled to vote for the election of Directors, or, in the case of a reduction which involves the termination of the directorship of an incumbent Director, by such larger vote, if any, as would be re required to remove such incumbent from office.
 Each newly-created directorship resulting from any increase in the number of Directors may be filled in the manner provided in Article XIX.
 No Director need be a stockholder except as may be otherwise provided by law, by the Articles of Organization or these By-Laws. Each Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until he sooner dies, resigns or is removed.
ARTICLE IX
Powers of Directors
 The business, property and affairs of the Corporation shall be managed by, and be under the control and direction of, the Board of Directors, which shall have and may exercise all the powers of the Corporation except such as are conferred upon the stockholders or other officers by law, by the Articles of Organization or by these By-Laws.
 Except as may be otherwise specifically provided by law or by vote of the stockholders, the Board of Directors is expressly authorized to issue, from time to time, all or any portion or portions of the capital stock of the Corporation of any class, which may have been authorized but not issued or otherwise reserved for issue, to such person or persons and for such consideration (but not less than the par value thereof in case of stock having par value), whether cash, tangible or intangible property, good will, services or expenses, as they may deem best, without first offering (for subscription or sale) such authorized but unissued stock to any present or future stockholders of the Corporation, and generally in their absolute discretion to determine the terms and manner of any disposition of such authorized but unissued stock.
 The Board of Directors may delegate from time to time to any committee, officer or agent such powers and authority as the law, the Articles of Incorporation and these By-Laws may permit. The Board of Directors in its discretion may appoint and remove and determine the compensation and duties in addition to those fixed by law, the Articles of Incorporation and these By-Laws, of all the officers, representatives, agents, employees, and servants of the Corporation. The Board of Directors shall have power to fix a reasonable compensation or fee for the attendance of their members at meetings of the Board. The Board of Directors shall have the power, from time to time, to fix and determine and to vary the amount of working capital of the Corporation and to direct and determine the use and disposition of any surplus or net profits of the Corporation and to direct and determine the use and disposition of any surplus or net profits of the Corporation over and above the amount contributed as, or constituting, capital paid in. The Board of Directors, in its discretion, shall, from time to time, declare what, if any, dividends shall be paid on the stock of the Corporation out of the remaining surplus or net profits, and any dividend so declared shall be payable at such time or times as the Board shall determine.
ARTICLE X
Committees of Directors
 The Board of Directors, by vote of a majority of the Directors then in office, may at any time elect from its own number an executive committee and/or one or more other committees, to consist of not less than two members, and may from time to time designate or alter, within the limits permitted by this Article X, the duties and powers of such committees or change their membership, and may at any time abolish such committees or any of them.
 Any committee shall be vested with such powers of the Board of Directors as the Board may determine in the vote establishing such committee or in a subsequent vote of a majority of directors then in office, provided, however, that no such committee shall have any power prohibited by law, or the Articles of Organization, or the power

  (a) to change the principal office of the Corporation;
  (b) to amend or authorize the amendment of the Articles of Organization or these By-Laws;
  (c) to issue stock;
  (d) to establish and designate series of stock, and fix and determine the relative rights and preferences of any series of stock;
  (e) to elect officers required by law, the Articles of Organization or these
  By-Laws to be elected by stockholders or Directors, and to fill vacancies in any such office;
  (f) to change the number of the Board of Directors and to fill vacancies in the
  Board of Directors;
  (g) to remove officers or Directors from office;
  (h) to authorize the payment of dividend or distribution to stockholders;
  (i) to authorize the reacquisition for value of stock of the Corporation;
  (j) to authorize a merger or consolidation of the Corporation or a sale or other disposition of all or substantially all the property and business of the Corporation; or
  (k) to authorize the liquidation or dissolution of the Corporation;
and provided further, that the fact that a particular power appears in the foregoing enumeration of powers denied to committees of the Board of Directors shall not be construed to over-ride by implication any other provision of the Articles of Organization or these By-Laws limiting or denying to the Board of Directors the right to exercise such power.
 Each member of a committee shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member) and until his successor is elected and qualified, or until he sooner dies, resigns, is removed, is replaced by change of membership or becomes disqualified by ceasing to be a Director, or until the committee is sooner abolished by the Board of Directors.
 A majority of the members of any committee then in office, but not fewer than two, shall constitute a quorum for the transaction of business, but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Each committee may make rules not inconsistent herewith for the holding and conduct of its meetings, but unless otherwise provided in such rules its meetings shall be held and conducted in the same manner as nearly as may be as is provided in these By-Laws for meetings of the Board of Directors. The Board of Directors shall have the power to rescind any vote or resolution of any committee; provided, however, that no rights of third parties shall be impaired by such rescission.
ARTICLE XI
Meetings of the Board of Directors;
Action without a Meeting
 Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Board may from time to time determine; provided, however, that reasonable notice of such determination and of any changes therein is given to each member of the Board then in office. A regular meeting of the Board of Directors for the purpose of electing officers and agents may be held without call or notice immediately after and at the same place as the annual meeting of stockholders, and, if held upon due call or notice for such other and further purposes as may be specified in such call or notice.
 Special meetings of the Board of Directors may be held at any time and at any place when called by the President, the Treasurer, the Chairman of the Board, if there be one, or two or more Directors, reasonable notice thereof being given to each Director by the Secretary, or, if there be no Secretary, by the Clerk, or, in the case of death, absence, incapacity or refusal of the Secretary (or the Clerk, as the case may be), by the officer or Directors calling the meeting. In any case, it shall be deemed sufficient notice to a Director to send notice by mail at least forty-eight
(48) hours, or by telegram at least twenty-four (24) hours, before the meeting, addressed to him at his usual or last known business or residence address; or to give notice to him in person, either by telephone or by handing him a written notice, at least twenty-four (24) hours before the meeting.
 Notwithstanding the foregoing, notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice to him.
 Members of the Board of Directors or any Committee designated thereby may participate in a meeting of the Board or such committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.
 Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and such written consent is filed with the records of the meetings of the Directors. Such consent shall be treated as a vote at a meeting for all purposes. Such consent may be executed in one or more counterparts and not every Director need sign the same counterpart.
ARTICLE XII
Quorum of Directors
 At any meeting of the Board of Directors, a quorum for any election, or for the consideration of any question, shall consist of a majority of the Directors then in office, but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office, and a majority of the Directors present shall decide any question brought before such meeting except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws.
ARTICLE XIII
Officers and Agents
 The officers of the Corporation shall be a President, a Treasurer, a Clerk, and such other officers, which may include a Chairman of the Board, a Secretary, a Controller, one or more Vice Presidents, Assistant Treasurers, Assistant Clerks, or Assistant Controllers, as the Board of Directors may, in its discretion, elect or appoint. The Corporation may also have such agents, if any, as the Board of Directors may, in its discretion, appoint. The President need not be a Director. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of receiving service of process. So far as is permitted by law, any two or more offices may be held by the same person.
 Subject to law, to the Articles of Organization and the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and as the Board of Directors may from time to time designate.
 The President, Treasurer, and Clerk (and the Secretary and Chairman of the Board, if, as the case may be, there be one) shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, by the vote of a majority of the full Board of Directors. Such other officers of the Corporation as may be created in accordance with these By-Laws may be filled at such meeting by vote of a majority of the full Board of Directors or any other time by vote of a majority of the Directors then in office.
 Each officer shall (subject to Article XVIII of these By-Laws) hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected or appointed and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified. Each agent shall retain his authority at the pleasure of the Board of Directors.
 Any officer, employee, or agent of the Corporation may be required, as and if determined by the Board of Directors, to give bond for the faithful performance of his duties.
ARTICLE XIV
President and Vice Presidents; Chairman of the Board
 The President shall be the chief executive officer of the Corporation and shall have general charge and supervision of the business, property and affairs of the Corporation and such other powers and duties as the Board of Directors may prescribe, subject to the control of the Board of Directors, unless otherwise provided by law, the Articles of Organization, these By-Laws or by specific vote of the Board of Directors. Unless a Chairman of the Board shall have been elected, the President shall preside at all meetings of stockholders and of the Board of Directors at which he is present except as otherwise voted by the Board of Directors.
 Any Vice President shall have such duties and powers as shall be designated from time to time by the Board of Directors or by the President, and, in any case, shall be responsible to and shall report to the President. In the absence or disability of the President, the Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or as otherwise designated by the Board of Directors, shall have the powers and duties of the President.
 The Chairman of the Board, if there be one, shall be a member of the Board of Directors and shall preside at its meetings and at the meetings of the stockholders. He shall keep himself informed of the administration of the affairs of the Corporation, shall advise and counsel with the President, and, in the President's absence, with other officers of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.
ARTICLE XV
Treasurer and Assistant Treasurer
 The Treasurer shall be the chief financial officer of the Corporation and shall be in charge of its funds and the Board of Directors, and shall have such duties and powers as are commonly incident to the office of a corporate treasurer and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the President. If no Controller is elected, the Treasurer shall also have the duties and powers of the Controller as provided in these By-Laws. The Treasurer shall be responsible to and shall report to the Board of Directors, but in the ordinary conduct of the Corporation's business, shall be under supervision of the President.
 Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Board of Directors or by the Treasurer, and shall be responsible to and shall report to the Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurer or, if there be more than one, the Assistant Treasurers in their order of seniority or as otherwise designated by the Board of Directors shall have the powers and duties of the Treasurer.
ARTICLE XVI
Controller
 If a Controller is elected, he shall be the chief accounting officer of the Corporation and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a corporate controller and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the President. The Controller shall be responsible to and shall report to the Board of Directors, but in the ordinary conduct of the Corporation's business, shall be under the supervision of the President.
 Any Assistant Controller shall have duties and powers as shall be prescribed from time to time by the Board of Directors or by the Controller, and shall be responsible to and shall report to the Controller. If the absence or disability of the Controller, the Assistant Controller or, if there be more than one, Assistant Controllers in the order of seniority or as otherwise designated by the Board of Directors, shall have the powers and duties of the Controller.
ARTICLE XVII
Clerk, Secretary; Assistant Clerk and Assistant Secretary
 The Clerk shall record all proceedings of the stockholders in books to be kept therefor, and shall have custody of the Corporation's records, documents and valuable papers. In the absence of the Clerk from any such meeting, the Secretary, if any, may act as temporary clerk, and shall record the proceedings thereof in the aforesaid books, or a temporary clerk may be chosen by vote of the meeting.
 The Clerk shall also keep, or cause to be kept, the stock transfer records of the Corporation which shall contain a complete list of the names and addresses of all stockholders and the amount of stock held by each.
 Unless the Board of Directors shall otherwise designate, the Clerk or, in his absence, the Assistant Clerk, if any, shall have custody of the corporate seal and be responsible for affixing it to such documents as may be required to be sealed.
 The Clerk shall have such other duties and powers as are commonly incident to the office of a corporate clerk, and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the President.
 If no Secretary is elected, the Clerk shall also record all proceedings of the Board of Directors and of any meetings of any committees of the Board, and, in his absence from any such meeting, a temporary clerk shall be chosen who shall record the proceedings thereof.
 The Secretary shall attend all meetings of the Board of Directors and shall record the proceedings thereat in books provided for that purpose which shall be open during business hours to the inspection of any Director. He shall notify the Directors of the meetings in accordance with these By-Laws and shall have and may exercise such other powers and duties as the Board of Directors may prescribe. In the absence of the Secretary at a meeting of the Board of Directors, a temporary secretary shall be chosen.
 Any Assistant Clerk and any Assistant Secretary shall have such duties and powers as shall from time to time be designated by the Board of Directors or the Clerk or the Secretary, respectively, and shall be responsible to and shall report to the Clerk and the Secretary, respectively.

ARTICLE XVIII
Resignations and Removals
 Any Director or officer may resign at any time by delivering his resignation in writing to the President, the Clerk or the Secretary, or to a meeting of the Board of Directors. The stockholders may, by vote of a majority in interest of the stock issued and outstanding and entitled to vote at an election of Directors, remove any Director or Directors from office with or without cause; provided, however, that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class. The Board of Directors may, by vote of the majority of the Directors in office, remove any Director from office with cause, or remove any officer from office, with or without cause. The Board of Directors may, at any time by vote of a majority of the Directors present and voting, terminate or modify the authority of any agent. No Director or officer resigning and (except where a right to receive compensation for a definite future period shall be expressly provided in a written agreement with the Corporation, duly approved by the Board of Directors) no Director or officer removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month, by the year or otherwise. Any Director or officer may be removed for cause only after reasonable noticed and opportunity to be heard before the body proposing to remove him.
ARTICLE XIX
Vacancies
 Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board, and any vacancy in any other office, may be filled by the stockholders or, in the absence of stockholder action, by a majority of the Directors then in office.
 If the office of any member of any committee or of any other office becomes vacant, the Board of Directors may elect or appoint a successor or successors by vote of a majority of the Directors then in office.
 Each successor as a Director or officer shall hold office for the unexpired term and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.
 The Board of Directors shall have and may exercise all its powers, notwithstanding the existence of one or more vacancies in its number as fixed by either the stockholders or the Directors.
ARTICLE XX
Capital Stock
 The authorized amount of the capital stock and the par value, if any, of the shares shall be as fixed in the Articles of Organization. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and terms, and have the respective preferences, voting powers, restrictions and qualifications set forth in the Articles of Organization.
ARTICLE XXI
Certificate of Stock
 Each stockholder shall be entitled to a certificate of the capital stock of the Corporation owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by either the President or a Vice President, and by either the Treasurer or an Assistant Treasurer, and may, but need not be, sealed with the corporate seal; but when any such certificate is signed by a transfer agent or by a registrar other than a Director, officer, or employee of the Corporation, the signature of the President or a Vice President and of the Treasurer or an Assistant Treasurer of the Corporation, or either or both such signatures and such seal upon such certificate, may be facsimile. If any officer who has signed, or whose facsimile signature has been placed on, any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the time of issue.
 Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Articles of Organization, these By-Laws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.
ARTICLE XXII
Transfer of Shares of Stock
 Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation only by surrender to the Corporation, or its transfer agent, of the certificate therefor, properly endorsed or accompanied by a written assignment or power of attorney properly executed, with all requisite stock transfer stamps affixed, and with such proof of the authenticity and effectiveness of the signature as the Corporation or its transfer agent shall reasonably require. Except as may be otherwise required by law, the Articles of Organization or these By-Laws, the Corporation shall have the right to treat the person registered on the stock transfer books as the owner of any shares of the Corporation's stock as the owner-in-fact thereof for all purposes, including the payment of dividends, liability for assessments, the right to vote with respect thereto and otherwise, and accordingly shall not be bound to recognize any attempted transfer, pledge or other disposition thereof, or any equitable or other claim with respect thereto, whether or not it shall have actual or other notice thereof, until such shares shall have been transferred on the Corporation's books in accordance with these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his post office address.
ARTICLE XXIII
Transfer Agents and Registrars; Further Regulations
 The Board of Directors may appoint one or more banks, trust companies or corporations doing a corporate trust business, in good standing under the laws of the United States or any state therein, to act as the Corporation's transfer agent and/or registrar for shares of capital stock, and the Board may make such other and further regulations, not inconsistent with applicable law, as it may deem expedient concerning the issue, transfer and registration of capital stock and stock certificates of the Corporation.
ARTICLE XXIV
Loss of Certificates
 In the case of the alleged loss, destruction, or wrongful taking of a certificate of stock, a duplicate certificate may be issued in place thereof upon receipt by the Corporation of such evidence of loss and such indemnity bond, with or without surety, as shall be satisfactory to the President and the Treasurer, or otherwise upon such terms, consistent with law, as the Board of Directors may prescribe.
ARTICLE XXV
Record Date
 The Directors may fix in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at, such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent, and in such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or, without fixing such record date, the Directors may, for any such purposes, close the transfer books for all or any part of such period.
ARTICLE XXVI
Seal
 The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word "Massachusetts", together with the name of the Corporation and the year of incorporation, cut or engraved thereon. An impression of the seal impressed upon the original copy of these By-Laws shall be deemed conclusively to be the seal adopted by the Board of Directors.
ARTICLE XXVII
Execution of Papers
 Except as the Board of Directors may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed or endorsed on behalf of the Corporation by its Chairman, if there be one, its President, any one of its Vice Presidents or by its Treasurer.
 When so authorized by the Board of Directors, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation secured by mortgage or pledge of the Corporation's property or otherwise, and may do every act and thing necessary or proper in connection therewith. Such authority may be general or confined to specific instances, provided, however, any instrument or other document required to be executed by the Corporation in connection with such loans or advances shall be executed in accordance with the preceding paragraph.
ARTICLE XXVIII
Fiscal Year
 Except as from time to time provided by the Board of Directors, the fiscal year of the Corporation shall end on the December 31 of each year.
ARTICLE XXIX
Indemnification of Directors, Officers, Employees or Others

 (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) and whether or not made or commenced prior to the adoption of this Article and whether or not based on any act or omission antedating such adoption, by reason of the fact that he is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which this Corporation directly or indirectly owns shares or of which it is a creditor, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
 (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor, whether or not made or commenced prior to the adoption of this Article and whether or not based on any action or omission antedating such adoption, by reason of the fact that he is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which this Corporation directly or indirectly owns shares or of which it is a creditor, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation.
 (c) To the extent that a director, officer, trustee, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
 (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, trustee, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by vote of the stockholders of the Corporation holding a majority of its outstanding voting stock.
 (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in a specific case upon receipt of an undertaking by or on behalf of the director, officer, trustee, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.
 (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
 (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which this Corporation directly or indirectly owns shares or of which it is a creditor, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.
 (h) For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, trustee, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which this Corporation directly or indirectly owns shares or of or which it is a creditor, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.
ARTICLE XXX
Voting Stock in Other Corporations
 Unless otherwise ordered by the Board of Directors, the Chairman, if there be one, the President or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which this Corporation may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution from time to time, or, in the absence thereof, the Chairman, if there be one, the President or the Treasurer may confer like powers upon any other person or persons as attorneys and proxies of the Corporation.
ARTICLE XXXI
Corporate Records
 The original or attested copies of the Articles of Organization, By-Laws, and records of all meetings of the incorporators and stockholders, and the stock and transfer records which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts either at the principal office of the Corporation or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times for inspection by any stockholder for any proper purpose, but not to secure a list of the stockholders for the purpose of selling said list, or copies thereof, or of using the same for a purpose other than in the present interest of the applicant, as a stockholder, relative to the affairs of the Corporation.
ARTICLE XXXII
Offices
 The principal office of the Corporation in Massachusetts shall be initially at 82 Devonshire Street, Boston, Massachusetts, and may be changed at any time and from time to time by order of the Board of Directors, and upon the filing of a certificate of such change in accordance with the Massachusetts Business Corporation Law. The Corporation may have such other offices, within or without Massachusetts, as the Board of Directors may direct or the business of the Corporation require.
ARTICLE XXXIII
Amendments
 These By-Laws may be altered, amended or repealed, in whole or in part at any time by vote of the stockholders. The Board of Directors, by a majority vote of Directors at the time in office, may alter, amend or repeal these By-Laws in whole or in part, except with respect to any provision hereof which by law, the Articles of Organization or these By-Laws requires action by the stockholders; provided that not later than the time of giving notice of the meeting of stockholders next following the alteration, amendment or repeal of these By-Laws, in whole or in part, notice thereof, stating the substance of such action shall be given to all stockholders entitled to vote on amending these By-Laws. By-Laws adopted by the Directors may be amended by the stockholders.
DIFFERENCES BETWEEN THE EDGAR AND PRINTED VERSIONS
The following text under "Articles of Amendment" has been surrounded by [
] in the EDGAR version to represent the "crossed out" text in the printed version.

                               two thirds of each class outstanding and
entitled to vote thereon and of
                               each class or series of stock whose rights
are adversely affected thereby.